Exhibit 99.1

iTeos Appoints Tony Ho M.D. and Robert Iannone M.D., M.S.C.E., two Highly Accomplished R&D

Executives to its Board of Directors

Cambridge, MA and Gosselies, Belgium – May 3, 2021 — iTeos Therapeutics, Inc. (Nasdaq: ITOS), a clinical-stage biopharmaceutical company pioneering the discovery and development of a new generation of highly differentiated immuno-oncology therapeutics for patients, today announced the appointment of Tony Ho, M.D., and Robert Iannone, M.D., M.S.C.E., to its Board of Directors. They will expand the clinical drug development and strategy expertise of iTeos Board with their track record in leading pharma and biotech companies.

“We are thrilled to welcome Tony and Robert to our board as we advance our highly innovative immuno-oncology pipeline programs through clinical development,” said David Hallal, Chairman of the Board of iTeos Therapeutics. “Tony and Robert bring extensive experience driving novel oncology product candidates through all phases of clinical development, and their drug development, strategic, operational, and regulatory expertise will be invaluable to iTeos as we urgently advance our EOS-448 and inupadenant programs through development on behalf of patients. We also look forward to drawing on their extensive individual and collective R&D experiences as we continue accelerate and expand our pipeline of next generation oncology therapeutics.”

“iTeos is utilizing innovative new pathways to combat immune suppression and shift towards a more functional immune response, and I have been impressed by the promising data reported to-date, especially in hard-to-treat patients,” said Dr. Ho. “I look forward to working with the team to build on this momentum and help bring these much-needed therapies to patients.”

Dr. Iannone added, “I have great respect for the iTeos team’s deep expertise in tumor immunology and pragmatic approach to drug development. With two clinical-stage programs now underway, I am excited to partner with the current board and leadership team at such a pivotal time in their growth and to provide guidance as they advance into late-stage development.”

Dr. Ho, M.D. has nearly 20-years of comprehensive R&D experience in the biotechnology and pharmaceutical industry. He currently serves as Executive Vice President, Research and Development at CRISPR Therapeutics, where he leads R&D efforts across all product phases, including discovery, early and late-stage clinical development and regulation. Prior to joining CRIPSR, Dr. Ho held several roles of increasing seniority at AstraZeneca, most recently serving as the Senior Vice President and Head of Oncology Integration and Innovation. At AstraZeneca, he led the development and commercialization of two key drugs: LYNPARZA, a PARP inhibitor for ovarian cancer, and IMFINZI, a PD-L1 inhibitor and AstraZeneca’s first immuno-oncology drug for bladder cancer. Before that, Dr. Ho was the Neurology and Ophthalmology Clinical Section Head at Merck Research Laboratories, Merck & Co., and led multiple development programs, including the approval of Maxalt for pediatric migraine and Zioptan for glaucoma. Previously, he was the Co-Founder and Chief Scientific Officer of Neuronyx, a regenerative medicine company. Dr. Ho also currently serves on the Board of Directors of Engrail Therapeutics and is an adjunct Associate Professor at both the University of Pennsylvania and Johns Hopkins University. He earned his M.D. from the Johns Hopkins University School of Medicine and his B.S. in Electrical Engineering at the University of California, Los Angeles.

iTeos and iTeos logo are trademarks of iTeos Therapeutics Inc.

Dr. Iannone, M.D., M.S.C.E., brings more than 16 years of experience in clinical drug development. He currently serves as Executive Vice President, Research and Development & Chief Medical Officer at Jazz Pharmaceuticals, where he oversees product development, clinical operations and regulatory affairs. Before that, Dr. Iannone was the Head of Research and Development and Chief Medical Officer of Immunomedics and held roles of increasing at AstraZeneca, where he most recently served as the Senior Vice President and Head of Immuno-oncology, Global Medicines Development and the Global Products Vice President. Previously, Dr. Iannone spent several years in management at Merck, culminating in his role as Executive Director and Section Head of Oncology Clinical Development. Earlier, he worked as an Assistant Professor of Pediatrics at the University of Pennsylvania School of Medicine. He earned his M.D. from Yale University and his B.S. from The Catholic University of America, and completed his pediatric residency, chief residency and pediatric hematology-oncology fellowship at the Johns Hopkins Hospital. Dr. Iannone also currently serves on the board of directors of Jounce Therapeutics.

About iTeos Therapeutics, Inc.

iTeos Therapeutics is a clinical-stage biopharmaceutical company pioneering the discovery and development of a new generation of highly differentiated immuno-oncology therapeutics for patients. iTeos Therapeutics leverages its deep understanding of cancer immunology and immunosuppressive pathways to design novel product candidates with the potential to fully restore the immune response against cancer. The Company’s innovative pipeline includes two clinical-stage programs targeting novel, validated immuno-oncology pathways designed with optimized pharmacologic properties for improved clinical outcomes. The initial antibody product candidate, EOS-448, is a high affinity, potent, anti-TIGIT antibody with a functional Fc domain, designed to enhance the anti-tumor response through a multifaceted immune modulatory mechanism. An open-label Phase 1/2a clinical trial of EOS-448 is ongoing in adult cancer patients with advanced solid tumors with preliminary data indicating clinical activity as a monotherapy and a favorable tolerability profile. The Company is also advancing inupadenant, a next-generation adenosine A2A receptor antagonist tailored to overcome cancer immunosuppression. iTeos is conducting an open-label multi-arm Phase 1/2a clinical trial of inupadenant in adult cancer patients with advanced solid tumors. Preliminary results indicate encouraging single-agent activity in the dose escalation portion of the trial. iTeos Therapeutics is headquartered in Cambridge, MA with a research center in Gosselies, Belgium.

Forward-Looking Statement

This press release may contain forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including express or implied statements regarding the Company’s future expectations, plans and prospects, including, without limitation, statements regarding expectations and plans for presenting clinical data, projections regarding our long-term growth, the anticipated timing of our clinical trials and regulatory filings, the development of our product candidates and advancement of our clinical programs, as well as other statements containing words such as “may,” “will,” “could”, “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions that can be used to identify forward-looking statements. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from pre-clinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities; whether the Company will receive regulatory approvals to conduct trials or to market products; whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; risks, assumptions and uncertainties regarding the impact of the continuing COVID-19 pandemic on the Company’s business, operations, strategy, goals and anticipated timelines, the Company’s ongoing and planned pre-clinical activities, the Company’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials, the Company’s timelines for regulatory submissions and the Company’s financial position; and other risks concerning the Company’s programs and operations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 24, 2021, as updated by its other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For further information, please contact:

Investor Contacts:

Ryan Baker

iTeos Therapeutics, Inc.

Ryan.Baker@iteostherapeutics.com

Media Contacts:

media@iteostherapeutics.com

iTeos and iTeos logo are trademarks of iTeos Therapeutics Inc.